Exhibit 23.1

             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in:

     (i) Registration Statement No. 333-41074 on Form S-8 pertaining to the Plastics Mfg. Company Employee Stock Purchase Plan; and

    (ii) Registration Statement No. 333-45830 on Form S-8 pertaining to the Plastics Mfg. Company Restricted Stock Plan of our report, dated November 22, 2000, on our audit of the consolidated financial statements of Plastics Mfg. Company as of September 30, 2000, which is included in this Annual Report on Form 10-K.


 Milwaukee, Wisconsin              WIPFLI ULLRICH BERTELSON LLP
 December 28, 2000
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